SCHEDULE 14A

                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement.
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive  additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                COLUMBIA BANCORP
                (Name of Registrant as Specified in Its Charter)

                   John A. Scaldara, Jr., Corporate Secretary
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)
[X]  No fee required.
[ ]  Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11
(1)  Title of each class of securities to which transaction applies: ___________
(2)  Aggregate number of securities to which transaction applies: ______________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ----------

(4)  Proposed maximum aggregate value of transaction: __________
(5)  Total fee paid: __________
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid: __________
(2)  Form, Schedule or Registration Statement No.: __________
(3)  Filing Party: __________
(4)  Date Filed: __________

                               [GRAPHIC OMITTED]


                          10480 Little Patuxent Parkway
                            Columbia, Maryland 21044


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 28, 1997


                  Notice is hereby given that the Annual Meeting of Stockholders of Columbia Bancorp will be held at The Columbia Inn, Wincopin Circle, Columbia, Maryland 21044 on Monday, April 28, 1997, at 5:30 p.m. for the following purposes:

             1. To elect five directors to serve until their terms of office expire and until their successors are duly elected and qualified.

             2.   To adopt  the 1997  Stock  Option  Plan,  attached  hereto  as
                  Exhibit A.

             3. To transact such other business as may properly come before the meeting or any adjournment thereof.

                  The Board of Directors has fixed the close of business on March 14, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

                  Your Proxy is enclosed. You are encouraged to complete, date, sign and return promptly the Proxy in the envelope provided even though you may plan to attend the meeting. No postage is necessary for mailing in the United States. Returning the Proxy will not limit your right to vote in person or to attend the Annual Meeting, but will insure your representation if you cannot attend. If you attend the meeting, you may revoke your Proxy and vote in person.


                                       By Order of the Board of Directors



                                       JOHN A. SCALDARA, JR.
                                       Corporate Secretary

Columbia, Maryland
March 25, 1997

                                 PROXY STATEMENT


                                  INTRODUCTION


         This Proxy Statement is furnished on or about March 25, 1997 to stockholders of Columbia Bancorp (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors to be used at the annual meeting of stockholders described in the accompanying notice and at any adjournments or postponements thereof. The purposes of the meeting are set forth in the accompanying notice of annual meeting of stockholders.


Proxies and Voting

         The accompanying proxy is solicited by the Board of Directors of the Company. The Board of Directors has selected James R. Moxley, Jr. and Herschel
L. Langenthal, or either of them, to act as proxies with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted. This right of revocation is not limited or subject to compliance with any formal procedure. Any stockholder may attend the meeting and vote in person whether or not he or she has previously given a proxy.

         The record of stockholders entitled to notice of and to vote at the annual meeting was taken as of the close of business on March 14, 1997. At that date there were outstanding and entitled to vote 2,148,312 shares of Common Stock, par value $.01 per share. In the election of directors each share is entitled to one vote for each director to be elected; however, cumulative voting is not permitted. For all matters except the election of directors, each share is entitled to one vote.

         The cost of solicitation of proxies and preparation of proxy materials will be borne by the Company. The solicitation of proxies will generally be by mail and by directors, officers and employees of the Company and its subsidiary, The Columbia Bank (the "Bank"), without additional compensation to them. In some instances solicitation may be made by telephone or telegraph, the costs of which will be borne by the Company. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for reasonable out-of-pocket and clerical expenses for forwarding proxy materials to principals.

         The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1996, has been mailed to all stockholders with this Proxy Statement.



                       PROPOSAL 1 - ELECTION OF DIRECTORS


         The charter and by-laws of the Company provide that the directors shall be classified into three classes as equal in number as possible, with each director serving a three year term.

         Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the meeting with a quorum present. Abstentions and broker non-votes are not considered to be votes cast.

Nominees

         Unless otherwise indicated in the enclosed proxy, the persons named in such proxy intend to nominate and vote for the election of the following five nominees for the office of director of the Company, to serve as directors for three years or until their respective successors have been duly elected and qualified. All such nominees, with the exception of Mr. Simpkins, are currently serving as directors. The Board of Directors is not aware that any nominee named herein will be unable or unwilling to accept nomination or election. Should any nominee for the office of director become unable to accept nomination or election, the persons named in the proxy will vote for the election of such other persons, if any, as the Board of Directors may recommend.

         The names and ages (as of March 15, 1997) of persons nominated by the Board of Directors, their principal occupations and business experience for the past five years, and certain other information are set forth below. Unless otherwise noted, and with the exception of Mr. Simpkins, each has served as director of the Company and the Bank since inception of the Company in 1987 and the Bank in 1988.

Name of Nominee            Information Regarding Nominee
---------------            -----------------------------
         Nominees for Directors to be elected at the 1997 Annual Meeting to serve until the 2000 Annual Meeting (Class I)
Anand S. Bhasin            Mr.  Bhasin is 59 years old. He is  President of Gemini  Ventures  Corporation,
                           an international  trading  company.  Mr. Bhasin has served as a director of the
                           Company since November, 1990 and the Bank since April, 1992.

Garnett Y. Clark, Jr.      Mr.  Clark is 54 years old. He is  President  of GYC Group Ltd., a building and development company.  He is also President of Clark & Associates Realtors, Inc.

Robert J. Gaw              Mr.  Gaw is 63 years  old.  He is the  retired  President  of  Ryland  Mortgage
                           Company and is a founding  director of The Ryland  Group,  Inc., a  residential home builder and mortgage finance company.

Maurice M. Simpkins        Mr.  Simpkins is 51 years old. He is Vice  President for Public  Affairs at The
                           Ryland Group,  Inc., a residential  home builder and mortgage  finance company, and has been with  Ryland  since  1971.  Mr.  Simpkins  is  involved in various community activities in Howard County,  including the Columbia Foundation,  the
                           Howard County Economic Development Authority,  Columbia Housing Corporation and
                           the United Way Community  Partnership  Board. Mr. Simpkins has also served as a member of the  Bank's  Columbia  Advisory  Board.  He is a  graduate  of Morgan
                           State University and is a resident of Columbia, Maryland.

Robert N. Smelkinson       Mr.  Smelkinson  is 67  years  old.  He is  Chairman  of  Smelkinson  Sysco,  a distribution company.

Continuing Directors

         The following information is provided with respect to directors who will continue to serve as directors of the Company until the expiration of their terms at the times indicated. Unless otherwise noted, each has served as a director of the Company and the Bank since inception of the Company in 1987 and the Bank in 1988.


Name of Director           Information Regarding Director
----------------           ------------------------------
           Directors to serve until the 1998 Annual Meeting (Class II)
Senator James Clark, Jr.   Sen.  Clark is 78 years old. He is a retired  President of the  Maryland  State
                           Senate and is currently a farmer.

Hugh F.Z. Cole, Jr.        Mr.  Cole is 55  years  old.  He is  Chairman  and CFO of  Brantly  Development
                           Group,  Inc.,  a real  estate  development  company.  Mr.  Cole has served as a director of the Company and Bank since July, 1988.

G. William Floyd           Mr.  Floyd is 65 years old. He is a general  partner of Venture  Associates,  a commercial real estate investment firm,

Mary T. Gould              Mrs. Gould is 71 years old.  She is a community volunteer and homemaker.

Herschel L. Langenthal     Mr.  Langenthal  is 68 years old.  He is the  managing  partner  of  Langenmyer
                           Company,  an investment  company.  Mr. Langenthal is also  Vice-Chairman of the
                           Company.

Richard E. McCready        Mr.  McCready  is 63 years  old.  He is  Chairman  and CEO of REM  Enterprises,
                           Inc., a food brokerage company.

James R. Moxley, Jr.       Mr.  Moxley  is  66  years  old.  He  is  President  of  Security   Development
                           Corporation,  a real estate  development  company.  Mr. Moxley is also Chairman of the Company.

Patricia T. Rouse          Mrs.  Rouse  is 70  years  old.  She is Vice  President  and  Secretary  of The
                           Enterprise Foundation, and director of The Enterprise Development Company.


          Directors to serve until the 1999 Annual Meeting (Class III)

John M. Bond, Jr.          Mr.  Bond,  Jr. is 53 years old and has served as  director,  President,  Chief
                           Executive  Officer,  and  Treasurer  of the  Company  and the Bank since  their inception.  He is the son of John M. Bond, Sr.

William L. Hermann         Mr.  Hermann is 55 years old and is General  Manager of the Glenmore  office of the Bank.  He is also  President  of  William L.  Hermann,  Inc.,  a  financial management  company.  He has served as a director  of the  Company and the Bank since June 1989.

Name of Director           Information Regarding Director
----------------           ------------------------------
     Directors to serve until the 1999 Annual Meeting (Class III) continued
Harry L. Lundy, Jr.        Mr. Lundy is 56 years old. He is  President  and owner of  Williamsburg  Group,
                           LLC, Williamsburg  Builders,  Inc. and Hallmark Builders,  Inc. He is Executive
                           Vice  President and owner of Patriot  Homes,  Inc.  Each of the  aforementioned companies is a residential construction company.

Mary S. Scrivener          Mrs. Scrivener is 59 years old. She is Secretary of Calvert  General  Contractors,
                           a commercial construction company.

Theodore G. Venetoulis     Mr.  Venetoulis  is 62 years old. He is a former  Baltimore  County  Executive, the County's  senior  elected  official,  and has been publisher of the Orioles
                           Gazette and political analyst for WBAL-TV in Baltimore, Maryland.



Director Emeritus

         Directors Bond, Sr. and Payne have been appointed by the Boards of Directors of the Company and the Bank, in recognition of their distinguished service to each organization, to serve in the position of Director Emeritus for a period of two years upon their retirement effective April 28, 1997. Each has served as director of the Company and the Bank since inception of the Company in 1987 and the Bank in 1988. As a director emeritus, each is eligible to receive compensation and perquisites offered to directors generally and may participate in discussion at Board meetings, but may not vote and may not be counted for purposes of determining a quorum. Membership on committees of the Boards of Directors will cease effective with retirement.



Board and Committee Meetings

         The Board of Directors held eleven meetings during 1996. Directors Floyd and McCready attended fewer than 75% of the sum of the total number of Company meetings of the Board of Directors and of committees of the Board of Directors on which each served during 1996.

         The Board of Directors has five standing committees. The committees are the Executive, Audit, Asset/Liability Management, Community Reinvestment Act ("CRA") Advisory and Personnel, Compensation and Stock Option committees. In addition, the Board of Directors, from time to time, establishes special committees which have a limited duration. Directors are appointed to each committee for a one-year term. The Chairman and Vice-Chairman of the Board of Directors are ex-officio members of all committees, with the exception of the Audit Committee. The President is an ex-officio member of all committees except the Audit and Personnel, Compensation and Stock Option committees.

         The Executive Committee held 47 meetings during 1996. The Executive Committee consists of Directors Bond, Jr., G. Clark, Gaw, Langenthal (Chairman), Moxley, Payne, Smelkinson and Venetoulis. The Committee is responsible for evaluating and approving credits exceeding the lending authority of officers of the Bank; reviewing on a regular basis financial information, operational statistics, loan delinquencies and potential problem loans; and taking other actions as may be required in the absence of the full Board of Directors.

         The Audit Committee held two meetings during 1996. The Audit Committee consists of Directors Bhasin, J. Clark, Cole (Chairman), Floyd, and Rouse. The Committee is responsible for the oversight of the Company's internal accounting controls; recommending to the Board of Directors the selection of the Company's independent auditors; reviewing the annual audit plan, annual report and results of the independent audit; reviewing supervisory examination reports; and initiating other special reviews when deemed necessary.

         The Asset/Liability Management Committee held four meetings during 1996. The Asset/Liability Management Committee consists of Directors Bhasin, Bond, Jr., Floyd, Gaw (Chairman), Hermann, Langenthal, Moxley, Payne and Scrivener. The Committee monitors quarterly operating results, liquidity, asset mix, loan pricing and deposit rate policies of the Company. In addition, the Committee directs the investment strategies of the Company and makes recommendations of such to the Board of Directors when strategies are outside its approval authority.

         The CRA Advisory Committee held five meetings during 1996. The CRA Advisory Committee consists of Directors Bond, Jr., Langenthal, Moxley, Payne and Rouse and certain officers of the Bank. The Committee provides oversight and guidance to the development of CRA programs and affordable housing initiatives of the Company. This includes providing mortgage financing conduits for low-to-moderate income housing, fair lending policies for minorities, encouragement for first-time homebuyers, and education to the community to foster affordable housing opportunities.

         The Personnel, Compensation and Stock Option Committee held four meetings during 1996. The Personnel, Compensation and Stock Option Committee consists of Directors Bond, Sr., Gaw, Gould, Langenthal, Lundy, McCready, Moxley, Smelkinson (Chairman), and Venetoulis. The Committee oversees the compensation of all employees, except the compensation of the President and directors; reviews the compensation of the President and directors, and makes recommendations of changes to such compensation to the Board of Directors for approval; monitors the personnel related matters of the Company; reviews and authorizes employee related benefit plans; and administers the Company's Stock Option Programs.



Compensation of Directors

         Non-employee directors of the Company and the Bank will receive $150 for each Board and committee meeting attended during 1997. Chairpersons of committees, other than Mr. Langenthal, will receive an additional $100 for each committee meeting attended during 1997. Directors Moxley and Langenthal, serving in the capacities of Chairman and Vice-Chairman of the Company, respectively, will receive annual fees of $29,000 and $27,000, respectively, in addition to fees paid for meeting attendance. During 1996, the annual fees were $27,000 and $25,000, respectively. The Chairman and Vice-Chairman are also eligible for a bonus to be awarded at the discretion of the Board of Directors, although no bonus was awarded for 1996. Total director fees paid by the Company and the Bank for 1996 service were $115,760, inclusive of annual fees paid the Chairman and Vice-Chairman.


Section 16(a) Beneficial Ownership Regarding Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act") requires that the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, file with the Securities and Exchange Commission (the `SEC") initial reports of ownership and reports of change in ownership of Common Stock of the Company. The same persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than 10% beneficial owners were complied with, except that Director Lundy inadvertently failed to file a report (representing a transaction) required by
Section 16(a) of the Act on a timely basis.


Certain Relationships and Related Transactions

         The Bank has made loans to certain of its executive officers, directors and related parties. These loans were made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time for comparable transactions with unrelated customers and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1996, these loans totaled $2.3 million, or approximately 7.7% of the total equity capital of the Bank.

         During  1996,  1995  and  1994,  the Bank  paid  $9,000,  $149,870  and
$106,751, respectively, to companies controlled by Directors G. Clark and Moxley, among others, for sales commissions, reimbursement of marketing expenses and management fees associated with the disposition of real estate owned by the Bank totaling $1.8 million and representing primarily residential building lots.



            PRINCIPAL BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK



Principal Owners

         No persons were known by the Company to own beneficially, directly or indirectly, more than 5% of the Company's Common Stock outstanding on December 31, 1996 except as follows:


         Name and Address                Shares Beneficially     Percentage
         of Stockholder                        Owned              of Class
         ----------------                -------------------     ----------

         Corinthian Capital Company           112,600               5.24%
         1700 Broadway, Suite 712
         Denver, CO 80290

Beneficial Ownership of Executive Officers, Directors and Nominees

         The following table lists the number of shares of Common Stock of the Company beneficially owned by directors and executive officers of the Company and the Bank, directly or indirectly, as of March 14, 1997.

                              Shares of          Stock Options             % of
                             Common Stock       and Warrants (1)           Class
                             ------------       ----------------           -----
Anand S. Bhasin (2)             23,349                 639                  1.12
John M. Bond, Sr.               24,364               5,243                  1.37
John M. Bond, Jr. (3)           51,682              56,925                  4.93
Garnett Y. Clark, Jr.           17,777               5,317                  1.07
James Clark, Jr.                18,479                 788                    *
Hugh F.Z. Cole, Jr. (4)         21,064               1,621                  1.06
G. William Floyd (5)            24,750               4,848                  1.37
Robert J. Gaw                   24,045               5,248                  1.36
Mary T. Gould (6)(7)            83,308              14,068                  4.50
William L. Hermann (8)          26,980                  -                   1.26
Herschel L. Langenthal (9)      59,222               6,340                  3.04
Harry L. Lundy, Jr. (10)        54,388               4,838                  2.75
Richard E. McCready             19,448               4,449                  1.11
James R. Moxley, Jr.            20,771               9,887                  1.42
Osborne A. Payne (11)           18,479               5,567                  1.12
Patricia T. Rouse               28,386               4,374                  1.52
Mary S. Scrivener               17,770               8,687                  1.23
Robert N. Smelkinson            55,445               5,286                  2.82
Theodore G. Venetoulis (12)     12,972               4,362                    *
Michael T. Galeone               1,856              12,975                    *
Charles C. Holman (13)           4,485               6,437                    *
Robert W. Locke (14)             2,768              13,800                    *
John A. Scaldara, Jr. (3)(15)   31,301               5,580                  1.71
                               =======             =======                  ====

All directors and executive
   officers (23 persons) (16)  613,211             187,279                 34.27
                               =======             =======                 =====

Company totals               2,148,312             220,397
                             =========             =======


  *   Less than 1%
 (1) Represents number of shares of Common Stock subject to stock options and warrants currently exercisable.
 (2)  Includes 2,044 shares of Common Stock owned by Mr. Bhasin's children.
 (3) Includes 29,878 shares of Common Stock held by the Company's 401(k) Plan and Trust on December 31, 1996 for which Mr. Bond, Jr. and Mr. Scaldara serve as trustees. Beneficial ownership of such shares is expressly disclaimed, except as to approximately 7,907 and 3,335 shares held for the accounts of Messrs. Bond, Jr. and Scaldara, respectively.
 (4)  Includes 2,090 shares of Common Stock for which Mr. Cole is a trustee.
 (5)  Includes 5,500 shares of Common Stock for which Mr. Floyd is a trustee.
 (6) Includes 27,937 shares of Common Stock and 3,300 warrants owned by a partnership of which Mrs. Gould is a 5% general partner; the beneficial ownership of such shares is expressly disclaimed.
 (7) Includes 27,434 shares of Common Stock and 6,600 warrants owned by spouse; the beneficial ownership of such shares is expressly disclaimed.
 (8) Includes 2,364 shares of Common Stock owned by a corporation of which Mr. Hermann owns an interest.

 (9) Includes 24,603 shares of Common Stock for which Mr. Langenthal is a trustee and 7,000 shares of Common Stock owned by two partnerships of which Mr. Langenthal owns an interest.
(10) Includes 28,761 shares of Common Stock owned by a corporation and a limited partnership of which Mr. Lundy owns interests.
(11) Includes 13,695 shares of Common Stock owned by a corporation of which Mr. Payne owns an interest.
(12) Includes 12,912 shares of Common Stock held by a trust; the beneficial ownership of such shares is expressly disclaimed.
(13) Includes approximately 813 shares of Common Stock held for the account of Mr. Holman in the Company's 401(k) Plan and Trust.
(14) Includes approximately 1,153 shares of Common Stock held for the account of Mr. Locke in the Company's 401(k) Plan and Trust.
(15)  Includes 152 shares of Common Stock for which Mr. Scaldara is trustee.
(16) Includes 29,878 shares of Common Stock held by the Company's 401(k) Plan and Trust on December 31, 1996 for which Messrs. Bond, Jr. and Scaldara are trustees.



                             EXECUTIVE COMPENSATION


Compensation Committee Report on Executive Compensation

         The following report is submitted by the Personnel, Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee"). The report addresses the executive compensation policies of the Bank and the Company (collectively, the "Company") for 1996. The Compensation Committee is composed of the following non-employee directors of the Company:

                  R. Smelkinson, Chairman            H. Lundy
                  J. Bond, Sr.                       R. McCready
                  R. Gaw                             J. Moxley
                  M. Gould                           T. Venetoulis
                  H. Langenthal

         The Compensation Committee establishes the compensation of senior officers of the Company with the exception of Mr. Bond, Jr., the President and Chief Executive Officer of the Company. Mr. Bond, Jr.'s compensation is established by the Board of Directors of the Company based upon data provided by, and recommendations of, the Compensation Committee. The Board of Directors also establishes the compensation of the Chairman and Vice-Chairman of the Board of Directors based on the recommendations of the Compensation Committee. In addition, the Compensation Committee generally reviews all personnel related issues, including salary administration related to all other employees, and administers the Company's 1987 Stock Option Plan, as amended, 1990 Director Stock Option Plan, 401(k) Plan and Trust, and Deferred Compensation Plan. The overall goal of the Compensation Committee is the establishment and administration of compensation policies directly related to attainment of corporate operational and financial goals which provide the ability to attract, motivate, reward and retain qualified senior officers.

         In 1993, the Company commissioned an independent consultant to assist in establishing a company-wide salary administration plan, which included senior officer positions. Development of the plan included creating job descriptions for all positions; rating the overall responsibility of each position based on characteristics including job knowledge, problem-solving, accountability, human relations, communications, supervision of others and marketing; assigning each position to a salary grade based on level of overall responsibility; and, developing salary ranges for each salary grade based on market information available for similar positions at financial institutions both in the communities where the Company does business and outside the Company's market area. These results are updated annually by the Company's human resources staff using current market data which reflect marketplace changes, inflation, and, if applicable, corporate performance. This information is considered by the Compensation Committee.

         The  individual  components  of  the  Company's   compensation  program
include:

         (a) Base Salary. Base salary levels are established for senior officers primarily based upon evaluation of historical performance, degree of responsibility, level of experience and number of years with the Company. In addition, the Compensation Committee considers compensation data available through various surveys, including the Sheshunoff Bank Executive and Director Compensation Survey, SNL Executive Compensation Review, Ben S. Cole Financial Inc. Annual Survey, Bank Administration Institute Bank Cash Compensation and Key Executive Compensation Surveys, Chesapeake Human Resources Association Annual Benefits and Compensation Survey, and Starkey & Beall Regional Financial Industry Salary Survey.

With respect to the base salary of $200,000 granted to Mr. Bond, Jr. for the year 1996, the Compensation Committee took into account the Company's performance during 1995 and survey information referred to above. Particular emphasis was placed on Mr. Bond, Jr.'s individual performance, including his leadership role through a period of aggressive growth.

         (b) Annual Incentives/Bonuses. Bonuses are generally granted senior officers based on the extent to which the Company achieves annual performance objectives, as established by the Board of Directors. Such performance objectives include net income, earnings per share and return on equity goals. Bonuses may also be awarded to other officers and employees based on recommendations by supervisors.

While the Company achieved many operational goals in 1996, financial performance did not meet internal expectations. As such, no bonuses were awarded senior officers.

         (c) Stock Option Awards. The Compensation Committee believes that the granting of stock options is the most appropriate form of long term compensation for senior officers, since awards of equity encourage ownership in the success of the Company. Stock option grants are discretionary and are limited by the terms and conditions of the Company's 1987 Stock Option Plan, as amended. No stock options were granted during 1996.


Compensation Committee Interlocks and Insider Participation

         The table below provides the aggregate balance at December 31, 1996 of loans in excess of $60,000 issued by the Bank to members of the Compensation Committee. These loans were made in the ordinary course of business, made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time for comparable transactions with unrelated customers and did not involve more than a normal risk of collectibility or present other unfavorable features.

                                         Aggregate Loan
                                   Balance at December 31, 1996
                                   ----------------------------

           Richard E. McCready              $124,602
           James R. Moxley, Jr.               74,908


         See also "Certain Relationships and Related Transactions" regarding other transactions with Director Moxley.

         In addition, Director Bond, Sr. is the father of Director and Executive Officer Bond, Jr.

Summary Compensation Table

         The table below presents a summary of compensation for the last three fiscal years of the chief executive officer of the Company and the other most highly paid executive officers of the Company and the Bank whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1996.

                                     Annual Compensation (a)      Shares of Common
    Name and                        -------------------------     Stock Underlying        All Other
Principal Position         Year      Salary            Bonus      Options Awarded      Compensation(b)
------------------         ----     -------------------------     ----------------     ---------------
John M. Bond, Jr.          1996     $200,000         $     -              -                $19,464
President and CEO          1995      175,000          60,000              -                  4,821
                           1994      160,000          50,000              -                  4,845

Michael T. Galeone         1996     $148,000         $     -              -                $ 4,213
Executive Vice President   1995      143,000          40,000              -                  2,754
                           1994      138,000          33,000              -                  2,600

Charles C. Holman          1996     $144,000         $     -              -                $15,800
Executive Vice President   1995      139,000          50,000              -                  9,741
                           1994      134,000          38,000              -                  8,778

Robert W. Locke            1996     $106,000         $     -              -                $ 9,071
Senior Vice President      1995      103,000          15,000              -                  4,821
                           1994      103,000          12,500              -                  4,845

John A. Scaldara, Jr.      1996     $100,000         $     -              -                $ 9,361
Chief Financial Officer    1995       90,000          25,000              -                  4,821
and Corporate Secretary    1994       80,000          25,000              -                  4,845


(a) No officer named above received any perquisites and other personal benefits the aggregate amount of which exceeded the lesser of $50,000 or 10% of the total annual salary and bonus reported for 1996 for such officer in the Summary Compensation Table.

(b) Represents discretionary matching contributions made by the Company and allocated forfeitures resulting from employee terminations as determined under terms of the Company's 401(k) Plan and Trust. All employees participating in the Company's 401(k) Plan and Trust receive matching contributions and forfeitures on equivalent terms. Also includes discretionary matching contributions made by the Bank as determined under terms of the Bank's Deferred Compensation Plan. Amounts for Mr. Holman include $4,999 in 1996, $4,920 in 1995 and $3,933 in 1994 for the exclusive use of a Bank-owned automobile.



Aggregated  Option  Exercises  in Last  Fiscal Year and Fiscal  Year-End  Option
Values

         The table below provides an analysis of aggregated stock options exercised during 1996 and outstanding stock options as of December 31, 1996 for the named executive officers. There were no adjustments or amendments to the exercise price of stock options previously awarded to any named Executive Officer during 1996.

                                                               Shares of
                                                        Common Stock Underlying           Value of Unexercised
                                                          Unexercised Options                 In-The-Money
                     Shares of Common                      at Fiscal Year-End          Options at Fiscal Year-End
                      Stock Acquired       Value       ---------------------------     ---------------------------
Name                   on Exercise        Realized     Exercisable   Unexercisable     Exercisable   Unexercisable
----                 ----------------     --------     -----------   -------------     -----------   -------------
John M. Bond, Jr.              -           $    -        53,625         1,375           $649,770        $15,950

Michael T. Galeone             -                -        12,975         1,025            151,049         11,890

Charles C. Holman          1,250            8,563         6,438           312             77,755          3,619

Robert W. Locke                -                -        13,800           200            162,467          2,320

John A. Scaldara, Jr.          -                -         5,580         1,420             64,466         16,472


Retirement Plans and Supplemental Compensation Arrangements

         Executive Officers, like other employees of the Company, or its subsidiaries, are eligible to participate in the Columbia Bancorp 401(k) Plan and Trust adopted January 1, 1989 (the "401(k) Plan"). Under terms of the 401(k) Plan, eligible employees may defer a portion of their total compensation on a pretax basis. In order to be eligible to participate in the 401(k) Plan, an employee must have completed one year of service in which 1,000 hours were worked. The maximum percentage of total compensation eligible for deferral and the voluntary matching employer contribution are established annually by the Board of Directors of the Company and are currently 15% and 50%, respectively. An employee is vested in the matching employer contribution as follows: (i) 20% after three years of service, (ii) 40% after four years of service, (iii) 60% after five years of service, (iv) 80% after six years of service and (v) 100% after seven years of service. Employees can direct the investment of their contribution and the matching employer contribution into any one or more of seven investment options which include a Bank money market account, five mutual funds managed by Fidelity Investments, or Common Stock of the Company.

         The vested portion of matching employer contributions made to the 401(k) Plan during 1996 for the named Executive Officers were as follows: Mr. Bond, Jr., $4,750; Mr. Galeone, $4,213; Mr. Holman, $4,750; Mr. Scaldara, Jr., $4,750; and Mr. Locke, $4,750.

         Effective September 27, 1996, the Bank also established a nonqualified deferred compensation arrangement (the "Deferred Compensation Plan") for selected senior officers, including the named Executive Officers, of the Bank and the Company or subsidiaries thereof (the "Senior Officers"). The Deferred Compensation Plan provides supplemental retirement benefits for the Senior Officers restricted from receiving further benefits under the 401(k) Plan as a result of the limitations on pretax contributions imposed by the Internal Revenue Code. Under the Deferred Compensation Plan, Senior Officers can continue to make pretax contributions in excess of the IRS limits imposed on the 401(k) Plan and receive matching employer contributions identical to what they would have received in the 401(k) Plan if there were no IRS limitations. The maximum amount that a Senior Officer may defer under the Deferred Compensation Plan, when added to that deferred under the 401(k) Plan cannot exceed the maximum percentage compensation deferral (currently 15%) as established by the Board of Directors. Senior Officers may direct earnings on their contributions. The matching employer contributions may be calculated based on (i) the Bank's prime rate of interest in effect as of December 15 of the preceding year, (ii) the performance of the Company's Common Stock, as if contributions and matching employer contributions were used to purchase shares of the Company's Common Stock and dividends were reinvested, or (iii) a combination of (i) and (ii).

         The vested portion of the matching employer contributions made to the Deferred Compensation Plan during 1996 for named Executive Officers were as follows: Mr. Bond, Jr., $14,714; Mr. Holman, $6,051; Mr. Scaldara, Jr., $4,611; and Mr. Locke, $4,321. Mr. Galeone did not participate during 1996.

         The Deferred Compensation Plan may also provide for payment of a death benefit in the event that a Senior Officer dies while in active service. At January 1, 1997, the death benefit for each of the named Executive Officers was as follows: Mr. Bond, Jr., $825,000; Mr. Holman, $61,000; Mr. Scaldara, Jr., $675,000; and Mr. Locke, $283,000. Mr. Galeone did not qualify for the death benefit at January 1, 1997.

         In order to partially offset the costs associated with the Deferred Compensation Plan, the Bank has purchased life insurance contracts on the lives of the participating Senior Officers, with the Bank as beneficiary.



Employment Contracts and Change in Control Agreements

         The Company and the Bank (collectively, the "Companies") entered into an employment agreement dated February 26, 1996 with John M. Bond, Jr. (the "Agreement"). The Agreement supersedes the prior employment agreement. The terms of the Agreement continue until the earlier of (i) the close of business on the date which is three years after the date on which either party provides written notice of termination, other than for "cause", as defined in the Agreement, but no later than the close of business on the sixty-fifth birthday of Mr. Bond, Jr., or (ii) the date on which Mr. Bond, Jr.'s employment is otherwise terminated pursuant to the provisions of the Agreement. Under terms of the Agreement, Mr. Bond, Jr. serves as President and Chief Executive Officer of the Companies with a minimum annual base compensation of $215,000, which is subject to normal periodic review, at least annually, for increases based on the salary policies of the Companies and Mr. Bond, Jr.'s contributions to the Companies. Mr. Bond, Jr. is also entitled to participate in all incentive and benefit programs offered by the Companies. If Mr. Bond, Jr.'s employment is terminated, other than for "cause", the Companies are required to continue to provide benefits to him and pay his salary for a predetermined period plus, under certain circumstances, pay an annual bonus as determined in accordance with the terms of the Agreement. The Agreement also contains a non-competition provision which prohibits Mr. Bond, Jr., during his employment with the Companies, or for a period of three years following voluntary resignation or termination for "cause", from directly or indirectly engaging in activities competitive with the business of the Companies.

         The Agreement also provides that in the event of (i) termination, other than for "cause", (ii) resignation due to a significant change in the nature or scope of authority and duties, or (iii) resignation as a result of not having been offered a new employment agreement with similar terms, 90 days prior to, or within one year after, any "change in control" (as defined in the Agreement) of the Companies, Mr. Bond, Jr., within 15 days of termination, will be paid a lump sum payment equal to three times the sum of his annual base compensation and the average of the bonuses paid to him over the past three years. In the event of voluntary resignation 90 days prior to, or within one year after, any "change in control" of the Companies, Mr. Bond, Jr., within 15 days of resignation, will be paid a lump sum payment equal to the sum of his annual base salary and the average of the bonuses paid to him over the past three years. Any payments made in connection with a "change in control" of the Companies after Mr. Bond, Jr. reaches 62 years of age will be pro-rated to age 65.

         Messrs. Galeone, Holman and Scaldara also have employment agreements specifying minimum annual base compensation of $154,000, $152,000 and $120,000, respectively. The other terms of these agreements are similar to those of the Agreement, except that the duration is a two-year continuous period and the lump sum payment payable in the event of (i) termination other than for "cause", (ii) resignation due to a significant change in the nature and scope of authorities and duties, or (iii) resignation as a result of not having been offered a new employment agreement with similar terms, 90 days prior to, or within one year after, any "change in control" of the Companies is equal to two times the sum of the applicable officer's base annual compensation and the average of such officer's bonuses for the past three years. In addition, any payments made in connection with a "change in control" of the Companies after reaching 63 years of age will be pro-rated to age 65.

         The Companies entered into a change in control agreement dated February 26, 1996 with Mr. Locke. The change in control agreement provides that in the event of (i) termination, other than for "cause", or (ii) resignation due to a significant change in the nature or scope of authority and duties, 90 days prior to, or within one year after, any "change in control" of the Companies, Mr. Locke, within 15 days of termination, will be paid a lump sum payment equal to two times the sum of his annual base compensation and the average of the bonuses paid to him over the past three years. In the event of voluntary resignation 90 days prior to, or within one year after, any "change in control" of the Companies, Mr. Locke, within 15 days of resignation, will be paid a lump sum payment equal to the sum of his annual base salary and the average of the bonuses paid to him over the past three years. Any payments made in connection with a "change in control" after Mr. Locke reaches 63 years of age will be pro-rated to age 65.

         The Company's 1987 Stock Option Plan, as amended, and 401(k) Plan, and the Bank's Deferred Compensation Plan, all provide that in the event of a "change in control" (as defined by each of the plans), all amounts not fully vested become immediately 100% vested.



Stockholder Return Performance Graph

         The following graph compares the cumulative total return on the Company's Common Stock during the five years ended December 31, 1996 with that of a broad market index (Nasdaq, U.S. Companies) and an industry peer group index (all publicly traded banks in Maryland, Pennsylvania, Virginia and the District of Columbia with total assets of less than $1 billion). The graph assumes $100 was invested on December 31, 1991 in the Company's Common Stock and in each of the indices and assumes reinvestment of dividends.


                        Five Year Cumulative Total Return
[GRAPHIC OMITTED]
Index Data:
                         1991    1992      1993      1994      1995     1996
                         ----    ----      ----      ----      ----     ----
  Columbia Bancorp       100     157.87    214.12    315.92    409.91   516.16
  Nasdaq, US Companies   100     116.38    133.59    130.59    184.67   227.16
  Peer Group             100     140.95    187.51    206.09    260.03   310.92

               PROPOSAL 2 - ADOPTION OF THE 1997 STOCK OPTION PLAN


         On February 24, 1997, the Board of Directors of the Company unanimously approved and adopted the 1997 Stock Option Plan (the "Plan"). The purpose of the Plan is to align the interests of key employees, directors and consultants ("Key Persons") with the interests of shareholders, by encouraging and creating ownership of Common Stock of the Company and to provide meaningful long-term incentive opportunities. The Plan is intended to enable the Company to attract and retain qualified Key Persons who contribute to its success.

         A copy of the Plan is attached to this Proxy Statement as Exhibit A. The following is a summary of the principal terms of the Plan; it is qualified in its entirety by reference to the full text of the Plan.

         The Plan is administered by the Board of Directors or, to the extent determined by the Board of Directors, a committee consisting of not less than two non-employee directors of the Company to be appointed by and to serve at the pleasure of the Board of Directors (referred to hereafter collectively as the "Administrator"). The Board of Directors has appointed the Personnel, Compensation and Stock Option Committee to serve as the Administrator. Subject to the limitations set forth in the Plan, the Administrator has complete discretion to determine the time or times, if any, when options will be granted under the Plan, the number of shares to be optioned, the eligible Key Persons to whom options will be granted, the number of shares to be optioned to each eligible Key Person, whether an option will be a non-qualified stock option or an incentive stock option, and any other provisions relating to the granting of options. As of February 24, 1997, approximately 50 Key Persons were eligible to participate in the Plan. Because participation and the amount of options to be granted under the Plan are subject to the discretion of the Administrator, the benefits or amounts that will be received by any participant or groups of participants if the Plan is approved are not currently determinable.

         The Plan initially provides for 150,000 shares of Common Stock of the Company to be reserved and available for issuance. From and after such time as the number of outstanding shares of Common Stock as reflected on the Company's quarterly or year-end balance sheet exceeds 2,148,000, the total number of shares of Common Stock reserved and available under the Plan shall automatically be increased so as to equal seven (7) percent of the number of shares of Common Stock then outstanding. However, no more than 150,000 shares of Common Stock of the Company shall be cumulatively available for issuance pursuant to incentive stock options granted under the Plan. In addition, no participant may receive options during the life of the Plan covering or representing more than 100,000 shares. Shares subject to an option which expires without being exercised or which is otherwise forfeited, terminated, surrendered or canceled, and shares of Common Stock that are surrendered to the Company in connection with any option (whether or not such surrendered shares were acquired pursuant to the Plan), shall be available for further award under the Plan.

         In general, the option price per share for an incentive stock option issued pursuant to the Plan shall not be less than the fair market value per share on the date the option is granted and the option price per share for a non-qualified stock option shall not be less than 50% of the fair market value per share on the date the option is granted. During the time that the Company's Common Stock is listed on the National Association of Securities Dealers, Inc. Automated Quotations System ("Nasdaq"), the fair market value per share on a particular date shall be the closing sale price per share on such date. As of March 19, 1997, the fair market value of a share of Common Stock of the Company was $22 31/32 per share. When an option is exercised, the option price may be paid in cash, by tendering shares of Common Stock (including shares issuable pursuant to exercise of the option) having a fair market value as of the date of exercise equal to the total purchase price, by any combination of these methods of payment, or by any method established by the Administrator. An option granted under the Plan may include a right to surrender up to 100% of the option to the extent exercisable in exchange for receipt by the participant of cash or shares equal to the excess of the fair market value of the shares covered by the option or portion so surrendered over the aggregate exercise price for such shares.

         The Administrator shall determine the date on which an option shall expire; provided, however, that options shall terminate not later than ten years after the date of grant.

         Options granted under the Plan may be either incentive stock options or non-qualified stock options. The federal income tax consequences to a participant and the Company will differ depending upon whether an option is an incentive stock option or a non-qualified stock option.

         A participant who is granted an incentive stock option generally will not recognize any taxable income, nor will the Company deduct any compensation expense, upon either the grant or the exercise of such incentive stock option, provided that the participant is an employee of the Company or its subsidiary throughout the period commencing on the date of grant of the option and ending three months prior to exercise of the option. An incentive stock option is subject to a holding period, defined in the Internal Revenue Code of 1986, as amended (the "Code"), as the later of two years from the date of the grant of the option or one year from the date the stock is transferred to the participant upon exercise of the option. If a participant disposes of stock acquired pursuant to an incentive stock option after expiration of the holding period, the participant must recognize as capital gains income the difference between the option price paid and the amount received upon disposition of the stock. If a participant disposes of the stock prior to the expiration of the holding period, the participant must recognize as compensation income the lesser of (i) the difference between the option price paid and the fair market value of the stock at the time of exercise, or (ii) the difference between the amount realized upon such disposition and the option price paid. Any additional gain realized will be recognized as capital gain, either long-term or short-term, depending upon how long the shares were held by the participant. In the event of such a disqualifying disposition, the Company generally may deduct an amount equal to such difference as compensation expense.

         A participant who receives a non-qualified stock option generally must recognize compensation income upon exercise of the option in an amount equal to the difference between the option price paid and the fair market value of the stock received upon exercise. Such amount generally may be deducted from income by the Company. When the participant subsequently sells or disposes of the stock, the participant will recognize as capital gains income or loss the difference between the fair market value of the stock at the time of exercise and the amount received upon disposition. Such capital gain or loss will be either long-term or short-term depending upon how long the shares were held by the participant.

         The Board of Directors of the Company may terminate the Plan or amend it in any way; provided, however, that the Board may not, without the consent of the shareholders of the Company, make any amendment which increases the maximum number of shares as to which options may be granted under the Plan (other than certain adjustments specified in the Plan to reflect changes in capitalization of the Company), increases the number of shares for which a Key Person may be granted options, or extends the term of the Plan. Unless previously terminated by the Board of Directors, the Plan shall terminate on, and no options shall be granted after February 23, 2007. The Plan shall become effective on the date on which it was adopted by the Board of Directors, provided that the Plan is approved by the shareholders of the Company.


The Board of Directors recommends that the shareholders vote FOR approval of the adoption of the Plan.



                         INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of the Company has selected KPMG Peat Marwick LLP, independent public accountants, to audit the Company's financial statements for the year ending December 31, 1997. KPMG Peat Marwick LLP has performed the annual audits of the Company since its inception. Representatives of KPMG Peat Marwick LLP plan to attend the Annual Meeting and will be available to answer appropriate questions. The representatives will have the opportunity to make a statement at the meeting if they so desire.

                                  OTHER MATTERS

         The Board of Directors of the Company knows of no matters to be presented for action at the Annual Meeting other than those mentioned above; however, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interests of the Company. Other than the election of directors, each matter to be submitted to the stockholders requires the affirmative vote of a majority of all the shares voted at the meeting or a majority of all the shares outstanding and entitled to be voted. Abstentions and broker non-votes are treated as shares not voted.



                              STOCKHOLDER PROPOSALS

         All stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company not later than November 27, 1997 for inclusion in the Company's proxy statement and proxy relating to that meeting.



                               REPORT ON FORM 10-K

         The Annual Report on Form 10-K and applicable exhibits are available to stockholders free of charge upon written request. Requests should be sent to Columbia Bancorp, 10480 Little Patuxent Parkway, Columbia, Maryland 21044,
Attention: John A. Scaldara, Jr.


                                       By Order of the Board of Directors




                                       John A. Scaldara, Jr.
                                       Corporate Secretary


March 25, 1997

                                                                       EXHIBIT A

                                COLUMBIA BANCORP
                             1997 STOCK OPTION PLAN



1.       PURPOSE OF THE PLAN:

         The purpose of the Plan is to advance the interests of Columbia Bancorp (the "Corporation") by assisting in attracting and retaining selected employees, directors and consultants ("Key Persons") and providing them with increased motivation to exert their best efforts on behalf of the Corporation.


2.       ADMINISTRATION:

         The Plan shall be administered by the Board of Directors or, to the extent determined by the Board of Directors, a committee consisting of not less than two non-employee directors of the Corporation (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act")) to be appointed by and to serve at the pleasure of the Board of Directors (the Board of Directors and/or such Committee, as applicable, referred to herein as the "Administrator"). The Administrator shall have full power to construe and interpret the Plan and promulgate such regulations with respect to the Plan as may be deemed desirable, to determine the terms and conditions of options granted under the Plan and to amend any option previously granted under the Plan, provided that no such amendment shall materially adversely affect any outstanding option without the consent of the grantee.


3.       STOCK SUBJECT TO OPTION:

         The total number of shares of common stock of the Corporation (par value $.01 per share) ("Common Stock") reserved and available for issuance under the Plan shall be 150,000; provided, however, that from and after such time as the number of outstanding shares of Common Stock as reflected on the Corporation's quarterly or year-end balance sheet exceeds 2,148,000, the total number of shares of Common Stock reserved and available for issuance under the Plan shall automatically be increased so as to equal seven (7) percent of the number of then outstanding shares of Common Stock, provided, further, that no more than 150,000 shares of Common Stock shall be cumulatively available for incentive stock options qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If any option, or portion of an option, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares of Common Stock, or if any shares of Common Stock are surrendered to the Corporation in connection with any option or the exercise thereof (whether or not such surrendered shares of Common Stock were acquired pursuant to the Plan), the shares of Common Stock subject to such option and the surrendered shares of Common Stock shall thereafter be available for further options under the Plan; provided, however, that any such shares of Common Stock that are surrendered to the Corporation in connection with any option or that are otherwise forfeited after issuance shall not be available for purchase pursuant to any incentive stock option qualifying under Section 422 of the Code.


4.       ELIGIBILITY:

         The individuals who shall be eligible to participate in the Plan shall be the Key Persons of the Corporation, or of any corporation (a "Subsidiary") in which the Corporation has a proprietary interest by reason of stock ownership, including any corporation in which the Corporation acquires a proprietary interest after the adoption of this Plan, but only if the Corporation owns or controls, directly or indirectly, stock possessing not less than 50% of

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

the total combined voting power of all classes of stock in such corporation, as determined and selected by the Administrator from time to time.


5.       TERMS AND CONDITIONS OF OPTIONS:

         Options under the Plan are intended to be either incentive stock options qualifying under Section 422 of the Code, or non-statutory stock options not qualifying under any section of the Code as the Administrator may determine in its discretion from time to time, provided, however, that only Key Persons who are employees of the Corporation or a Subsidiary shall be eligible to receive incentive stock options. All options granted under the Plan shall be issued upon such terms and conditions as the Administrator may determine from time to time, subject to the following provisions (which shall apply to both incentive and non-qualified stock options unless otherwise indicated):

                  (a) Option Price. The exercise price per share with respect to each option shall be not less than: (i) for incentive stock options, 100% of the Fair Market Value of the Common Stock on the date the option is granted and (ii) for nonqualified stock options, 50% of the Fair Market Value of the Common Stock on the date the option is granted. "Fair Market Value" of a share of Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Administrator or by such other source or sources as shall be selected in good faith by the Administrator. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, any business day.

                  (b) Individual Limit on Number of Options. Subject to adjustments as provided in Section 8 of the Plan, the maximum number of shares of Common Stock subject to options that may be granted under this Plan to any one employee shall be limited to 100,000.

                  (c) Change in Control. Except as otherwise provided in an option agreement, unexercised options shall immediately become exercisable if: (A) Any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations promulgated thereunder) is or becomes the beneficial owner, directly or indirectly, of 25% or more of the voting equity stock of the Corporation, or any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations promulgated thereunder) other than the Corporation is or becomes the beneficial owner, directly or indirectly, of 25% or more of the Common Stock of The Columbia Bank, or (B) Any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations promulgated thereunder) gains

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

         control of the election of a majority of the Board of Directors of the Corporation, or any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations promulgated thereunder) other than the Corporation gains control of the election of a majority of the Board of Directors of The Columbia Bank, or (C) Any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations promulgated thereunder) gains control of the management or policies of either of the Corporation or The Columbia Bank, or (D) Either the Corporation or The Columbia Bank consolidates with, or merges with or into, another entity (including a corporation, bank, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein) or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, or another such entity consolidates with, or merges with or into, the Corporation or The Columbia Bank in any such event pursuant to a transaction in which the issued and outstanding shares of the voting equity stock of the Corporation or The Columbia Bank are to be converted into or exchanged for cash, securities or other property, or
         (E) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of either the Corporation or The Columbia Bank (together with any directors who are members of such Board of Directors on the effective date hereof and any new directors whose election or whose nomination for election was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of either the Corporation or The Columbia Bank then in office.

                  (d) Term of Option. No stock option may be exercisable after the expiration of 10 years after the date such option was granted.

                  (e) Options Nonassignable and Nontransferable. Each incentive stock option and all rights thereunder, including the right to surrender the option, shall not be assignable or transferable other than by will or the laws of descent and distribution, and shall be exercisable during the employee's lifetime only by the employee or his or her guardian or legal representative. Except to the extent provided by the Administrator, each non-statutory stock option and all rights thereunder, including the right to surrender the option, shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act ("DRO"), or the rules thereunder, and shall be exercisable during the optionee's lifetime only by the optionee or his or her guardian or legal representative or transferee under a DRO.


6.       SURRENDER OF OPTIONS FOR CASH OR STOCK:

         Any option granted under the Plan may include a right to surrender to the Corporation up to 100% of the option to the extent then exercisable and receive in exchange a cash payment or a payment in stock or a combination of cash and stock, in each case equal to the excess of the Fair Market Value of the shares covered by the option or portion thereof surrendered (determined as of the date the option is surrendered) over the aggregate exercise price for such shares. Such right may be granted by the Administrator concurrently with the option or thereafter by amendment upon such terms and conditions as the Administrator may determine.

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

7.       PAYROLL DEDUCTIONS:

         In the discretion of the Administrator, there may be made available to employee optionees an election for the payroll deduction each pay period over the term of the option of amounts equal to the aggregate exercise price of any or all of such options (and estimated federal income taxes thereon). Interest will be paid on payroll deductions at rates prescribed from time to time by the Administrator.


8.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION:

         If the shares of the Common Stock outstanding are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Corporation, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number or kind of shares as to which options have been or may be granted (in the aggregate and to any individual). Any such adjustment in an outstanding option shall be made without change in the aggregate purchase price to be paid upon the exercise thereof. Adjustments under this paragraph shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any such adjustment.

         In the event of a reorganization, merger, consolidation, sale of substantially all of the assets, or any other form of corporate reorganization in which the Corporation is not the surviving entity or a statutory share exchange in which the Corporation is not the issuer, all options then outstanding under the Plan will terminate as of the effective date of the transaction. The surviving entity in its absolute and uncontrolled discretion may tender an option or options to purchase shares on its terms and conditions, both as to the number of shares or otherwise, as shall substantially preserve the rights and benefits of any option then outstanding under the Plan.


9.       OPTIONS   IN   SUBSTITUTION   FOR  STOCK   OPTIONS   GRANTED  BY  OTHER
         CORPORATIONS:

         Options may be granted under the Plan from time to time in substitution for stock options held by Key Persons of corporations who become or are about to become Key Persons of the Corporation or a Subsidiary as the result of (i) a merger or consolidation of the employing corporation with the Corporation or a Subsidiary, (ii) the acquisition by the Corporation or a Subsidiary of the assets of the employing corporation, or (iii) the acquisition by the Corporation or a Subsidiary of stock of the employing corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in paragraph 5 of this Plan to such extent as the Administrator at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.


10.      EFFECTIVE DATE OF THE PLAN:

         The Plan shall be effective February 24, 1997, provided it is approved within one year of such date by a majority of the total votes eligible to be cast at a meeting of the stockholders of the Corporation.

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

11.      TERMINATION DATE:

         No options may be granted under the Plan after February 23, 2007. Subject to paragraph 5(d), options granted before the termination date for the Plan may extend beyond that date.


12.      AMENDMENT:

         The Plan may be amended, suspended, terminated or reinstated, in whole or in part, at any time by the Board of Directors; provided, however, that none of the following changes may be made without the approval of the stockholders of the Corporation:

                  (i) an increase in the number of shares of Common Stock available under the Plan, other than adjustments pursuant to paragraph 8;

                  (ii) an increase in the number of shares for which a Key Person may be granted options under the Plan; or

                  (iii) an extension of the term of the Plan.


13.      COMPLIANCE WITH LAWS AND REGULATIONS:

         The grant, holding and vesting of all options under the Plan shall be subject to any and all requirements and restrictions that may, in the opinion of the Administrator, be necessary or advisable for the purposes of complying with any statute, rule or regulation of any governmental authority, or any agreement, policy or rule of any stock exchange or other regulatory organization governing any market on which the Common Stock is traded.


14.      EXPENSES:

         The Corporation shall bear all expenses and costs in connection with the administration of the Plan.

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

                                REVOCABLE PROXY

                                COLUMBIA BANCORP

[  ] PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                                                                                      With-    For All
                                                                              For     hold     Except

THIS PROXY IS SOLICITED ON BEHALF OF             1.  Election of Directors    [  ]    [  ]      [  ]
      THE BOARD OF DIRECTORS

The undersigned stockholder of Columbia          A. Bhasin, G. Clark, R. Gaw, M. Simpkins, R. Smelkinson
Bancorp hereby appoints James R. Moxley, Jr.
and Herschel L. Langenthal, or either of them,   INSTRUCTION: To withhold authority to vote for any individual
the lawful attorneys and proxies of the          nominee, mark "For All Except" and write the nominee's name
undersigned, with several powers of              in the space provided below:
substitution, to vote all shares of Common
Stock of Columbia Bancorp which the under-       ______________________________________________________________
signed is entitled to vote at the Annual
Meeting of Stockholders to be held
April 28, 1997, and at any and all                                                                        With-
adjournments and postponements thereof.                                                           For     hold
Any and all proxies heretofore given are         2.  Adoption of the 1997 Stock Option Plan       [  ]    [  ]
hereby revoked.
                                                 3.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before
                                                     the meeting.

                                                     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
                                                     MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
                                                     IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
                                                     PROPOSAL 1 AND FOR PROPOSAL 2 AND IN THE BEST JUDGMENT
                                                     OF THE PROXY HOLDERS ON ALL OTHER MATTERS.

                                   ---------------------
Please be sure to sign and date      Date
  this Proxy in the box below.
--------------------------------------------------------

Stockholder sign above___ Co-holder (if any) sign above

 ................................................................................
   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.


                                COLUMBIA BANCORP

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   The above  signed  acknowledges  receipt of the  Notice of Annual  Meeting of
Stockholders and the Proxy Statement furnished therewith.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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